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                                                                   EXHIBIT 10(z)


                                RETIREMENT PLAN
                   FOR OUTSIDE DIRECTORS OF WYLE ELECTRONICS
                     (as amended effective October 1, 1996)


     1.  Establishment of Plan.
         ----------------------

         There is hereby established for the benefit of the directors of Wyle Electronics (the "Company") who are not employees of the Company (the "Outside Directors") an unfunded plan of deferred compensation to be known as the "Outside Directors Retirement Plan" (the "Plan").

     2.  Effective Date.
         ---------------
         This plan shall be effective as of June 10, 1986 (the "Effective
Date").

     3.  Eligibility and Participation.
         ------------------------------
         (a) All retired Outside Directors and all Outside Directors who served on the Board of Directors of the Company (the "Board") on October 1, 1996 shall be eligible and shall remain participants in this Plan ("Participants"). Any Outside Director appointed or elected to the Board after October 1, 1996 shall not be eligible and shall not become a Participant in this Plan.

         (b)  A copy of this Plan shall be given to all Participants.

         (c)  A Participant shall cease to be a Participant upon the earlier of
(i) the payment of the total amount of the Participant's vested Accrued Benefit under Section 5; (ii) the payment of the total amount payable to the Participant under Section 11; (iii) the Participant's death; or (iv) the date the Participant ceases to be director of the Company if on such date the Participant is not 100% vested in his or her Accrued Benefit.

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     4.  Accrued Benefit and Vesting.
         ----------------------------

         (a) The "Accrued Benefit" of a Participant as of any date is the Participant's Normal Retirement Benefit.

         (b) The Accrued Benefit of a Participant shall vest only in accordance with the following schedule:

               Consecutive 12-Month
               Periods of Service as          Vested Percentage
               an Outside Director            of Accrued Benefit
               ----------------------         -------------------

               Less than five                 None

               Five or more                   100%

     5.  Benefits.
         --------

         (a)  Normal Retirement Benefit.  Commencing upon a Participant's Normal
              -------------------------
Retirement Date (as defined in Paragraph (b) of this Section 5), and except as provided in Paragraph (d) of this Section 5, the Company shall pay a Participant while living an annual benefit (the "Normal Retirement Benefit") in the amount equal to 100% of the Outside Director retainer in effect at the time of the Participant's Normal Retirement Date, for the lesser of 10 years or the number of years equal to the number of consecutive 12-month periods (including periods prior to the effective date of this Plan) the Participant served as an Outside Director of the Company.

         (b)  Normal Retirement Date.  A Participant shall have reached the
              ----------------------
"Normal Retirement Date" upon the later of (1) the date the Participant attains age 65 or (ii) the date the Participant actually retires from the Board, i.e., the date the Participant ceases to be a director (other than a "Director Emeritus") of the Company.

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         (c)  Payment of Normal Retirement Benefit. The Normal Retirement
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Benefit payable in the year a Participant reaches the Normal Retirement Date shall be pro rated for that portion of the Company's current fiscal year after the Participant reaches the Normal Retirement Date. Such pro rated benefit shall be due within 30 days after the Participant reaches the Normal Retirement Date. Thereafter, the Normal Retirement Benefit shall be due on February 1 of each succeeding year.

         (d)  Cessation Upon Death. Upon the death of a Participant, all Normal
              --------------------
Retirement Benefits payable hereunder after the date of death shall cease; provided, however, that the estate of the deceased Outside Director shall remain entitled to any Normal Retirement Benefits paid (or due but not yet paid) prior to the date of death.

         (e)  Increase in Normal Retirement Benefit. In the event that the Plan
              -------------------------------------
is amended to increase the amount of the Normal Retirement Benefit, such increase for Participants currently receiving payments under the Plan shall be prospective only.

     6.  Accounting.
         ----------

         No fund or escrow deposit shall be established for any benefits payable pursuant to this Plan, and the obligation to pay benefits hereunder shall be a general unsecured obligation of the Company. The Secretary of the Company shall keep a record of the vested amount of the Accrued Benefit of each Participant. Within sixty (60) days after the close of each fiscal year, the Secretary shall furnish each Participant with a statement of the vested amount of the Participant's then Accrued Benefit as of the last day of the preceding fiscal year.

     7.  Nonalienation of Benefits.
         -------------------------

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         No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to alienate, sell, assign, pledge, encumber of charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such right or benefit, nor shall any right or benefit be subject to attachment for legal process.

     8.  Amendment or Termination of Plan.
         --------------------------------

         The Board may amend or terminate this Plan at any time; provided, however, that any amendment or termination of this Plan shall not affect the rights of ny Participant to continued payments or payments upon retirement in accordance with Section 5 of the Participant's vested Accrued Benefit as of the time of such amendment or termination. Thus, for example, if at the time of amendment or termination of this Plan, a Participant has served as an Outside Director for 10 years, then regardless of the Participant's age, no amendment or termination of this Plan may affect the Participant's right to the payment of a Normal Retirement Benefit for 10 years following the Normal Retirement Date as provided in Section 5.

     9.  Administration.
         --------------

         This Plan shall be administered by the Board, which shall interpret the Plan, adopt and revise rules and regulations relating to the Plan and make any other determinations which it believes necessary or advisable for the proper administration

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of the Plan.  The interpretation and construction of the Plan or any of its provisions by the Board shall be final.

    10.  Merger or Consolidation.
         -----------------------

         In the event of a merger or consolidation to which the Company is a party but of which it is not the surviving corporation, the Board will make provision in connection with such transaction for the continuance of this Plan and the assumption of all liabilities for Accrued Benefits to which Participants are entitled.

    11.  Effect of Change of Control.
         ----------------------------

         Notwithstanding the foregoing, in the event of a Change of Control, unless prior to the date of such Change of Control a Participant has elected in writing by notice delivered to the Secretary of the Company that this Section 11 shall not apply with respect to such Change of Control, the rights of each Participant in his or her Accrued Benefit shall thereupon become fully vested and nonforfeitable notwithstanding any other provision of this Plan, and the Company shall pay each Participant, within 10 days after the date of such Change of Control, a lump sum cash payment in an amount equal to the present value, as of the date of such lump sum payment, of either:

         (a) If benefits are not then being paid to such Participant pursuant to this Plan, the benefits which would but for the provisions of this Section 11 otherwise have thereafter been payable to him or her pursuant to the Plan upon the Participant's reaching his or her Normal Retirement Date; provided, however, that in calculating the amount of such benefits, the Participant shall be 100% vested in his or her Accrued Benefit; and further provided, however, that in calculating the amount of such benefits,

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the Participant shall be credited for, and the amount of benefits shall be based on, the number of consecutive 12-month periods (including periods prior to the effective date of this Plan) that the Participant served as an Outside Director of the Company through the date of such Change of Control; or

         (b) if benefits are then being paid to such Participant pursuant to this Plan, the benefits which would but for the provisions of this Section 22 otherwise thereafter be payable to him or her or them pursuant to this Plan.

     When such payment has been made, the Participant shall have no further rights under this Plan. For purposes hereof (i) in determining the amount of benefits which would have been payable or are thereafter payable pursuant to this Plan, the 1983 Group Annuity Mortality Table shall be employed; (ii) the present value of the benefits which would have been payable or are thereafter payable pursuant to this Plan shall be determined by using a discount rate equal to 100 percent of the applicable Federal Rate (determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended) for the month during which the lump sum payment is required to be made pursuant to this Section 11, compounded semiannually; (iii) if benefits are not then being paid to a Participant as of the date of such Change of Control, then in employing the mortality table to determine the amount of such Participant benefits pursuant to clause (i) above, and in determining the present value of such amount pursuant to clause (ii) above, it shall be assumed that the Company would have commenced the payment of such benefits to such Participant upon the later of (x) the Participant's 65th birthday, or (y) the date of such Change of Control; and (iv) a "Change of Control" shall

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be deemed to have occurred if any "person" (as such term is used in Sections
13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; or during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Board") cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period.

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